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                                 EXHIBIT NO. 13


                    COMPUTATION OF PERFORMANCE CALCULATIONS

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                  PERFORMANCE ADVERTISING CALCULATION SCHEDULE

The Variable Account may from time to time quote historical performance in advertisements.

A yield and effective yield may be advertised for money market sub-accounts, computed according to the following formulas:

                   365
    YIELD = [BPR X --- - 1] X 100
                    7

                           365/7
    EFFECTIVE YIELD = [BPR       - 1] X 100


Where:

                                UVend
    BPR = Base Period Return = (-----)
                                UVbeg

UVget = Unit Value at beginning of period
UVend = Unit Value at end of period


Standardized average annual total return may be advertised for non-money market funds, computed according to the following general formula:

          ERV  1/n
    T = [(---)     - 1] X 100; if n is greater than or equal to 1
           P

          ERV
    T = [(---) - 1] X 100; if n is less than 1
           P


           ERV = AV - CDSC


                   1            1/n
    AVn <1 = P (----- X UVend)     - AC
                 UVbeg


                                            P               AC
    AVn is greater than or equal to 1 = [----- - epsilon -----] X UVend
                                          UVbeg           UVann


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Where:

T =      average annual total return
P =      a hypothetical initial payment of $1,000
n =      number of years
ERV   =         ending redeemable value of a hypothetical $1,000 payment made at the beginning of the quoted periods at the end of the quoted periods (or fractional portion thereor)
AV =     accrued value
AC =     administrative charge, equal to $30 per year
CDSC  =         contingent deferred sales charge, equal to (7-a)% of the lesser of $1,000 or AV (CDSC expires after 7 completed contract years)
UVbeg =         Unit Value at beginning of period
UVend =         Unit Value at end of period
UVann =         Unit Value at contract anniversary


Nonstandardized total return is calculated similarly to the above, except that CDSC will be equal to $0 and P will be $10,000.